UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

CB RICHARD ELLIS GROUP, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of principal executive office)	(Zip Code)

(310) 405-8900

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 8.01	Other Events

On November 10, 2008, CB Richard Ellis Group, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (the “Registration Statement”) (SEC File No. 333-155269) in connection with the sale from time to time by the Company or any selling securityholders of the Company of its Class A common stock, preferred stock or warrants to purchase any of the securities that may be sold thereunder. On November 10, 2008, the Company also filed with the SEC a preliminary prospectus supplement relating to an underwritten public offering of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), by the Company. The Company is filing as Exhibit 1.1 the form of underwriting agreement (the “Underwriting Agreement”) between the Company and the several underwriters named therein in connection with such offering.

This Current Report on Form 8-K is being filed for the purpose of filing the form of Underwriting Agreement as an exhibit to the Registration Statement and such form of Underwriting Agreement is hereby incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is being filed as an exhibit to the Registration Statement on Form S-3 (SEC File No. 333-155269) and is hereby incorporated by reference therein:

Exhibit Number
1.1	Form of Underwriting Agreement between CB Richard Ellis Group, Inc. and the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS GROUP, INC. (Registrant)

Date: November 12, 2008	By:	/s/ Kenneth J. Kay
Kenneth J. Kay Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
1.1	Form of Underwriting Agreement between CB Richard Ellis Group, Inc. and the several underwriters named therein